Exhibit 99.1

Contact:
BSQUARE Corporation
Scott Mahan, CFO
(425) 519-5900
investorrelations@bsquare.com

BSQUARE Schedules Fourth Quarter Earnings Release and Conference Call

Company Expects to Report a Breakeven to Slightly Profitable Fourth Quarter

BELLEVUE, WA, January 21, 2005 – BSQUARE Corporation (Nasdaq: BSQR) today announced that it plans to release its financial results for the fourth quarter and year ended December 31, 2004 after the close of regular market trading on March 3, 2005, upon completion of procedures by the company’s external auditor. Availability of the company’s external auditor was delayed this year due to the implementation of Sarbanes-Oxley 404 requirements by the auditor’s larger public company clients.

Preliminarily, BSQUARE expects to report breakeven to slightly positive results in both net income and income from continuing operations for the fourth quarter of 2004. Total revenue for the quarter is expected to be approximately $8.9 million.

“Our top-line results were certainly not what we anticipated, but we still expect to break even on the strength of our proprietary software product sales and continued prudent expense management,” commented Brian Crowley, Chief Executive Officer of BSQUARE. “Sales of third party software products and engineering services came in lower than we expected, as several of our larger customers delayed purchasing decisions until the first quarter of 2005.

“Operationally we made tangible progress this quarter, particularly toward our stated goal of increasing our focus on our proprietary software products. We added industry veteran Pawan Gupta as our Vice President of Product Management, announced the availability of our SDIO Now! Version 2.0 software product and launched our new BSQUARE Audio Manager proprietary software product. These are the first in a series of products designed to leverage our substantial expertise in the embedded market into our top-tier customer relationships. I’m looking forward to the results we are capable of achieving when we get all three revenue components contributing the way I expect, taking advantage of the efficient operating platform we have created through the last 18 months of turnaround efforts.”

Readers should note that the results addressed in this press release are preliminary, unaudited and, consequently, subject to change, although the Company does not expect any significant adjustments resulting from its year-end audit.

Conference Call

Management will host a conference call on March 3, 2005, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss the company’s results. To access the call, please dial 800-218-4007 or 303-262-2130 and reference “BSQUARE” or conference 11022231. A replay will be available for one week following the call by dialing 800-405-2236 or 303-590-3000; reference conference ID 11022231. A live and replay webcast of the call will be available at www.BSQUARE.com in the investor relations section.

About BSQUARE

BSQUARE is a leading global provider of software, engineering services and consulting for the smart device market. Since 1994, BSQUARE has provided world-class device makers with the building blocks necessary to design, develop, and test innovative products quickly and cost effectively. A sample of BSQUARE customers includes Motorola, Hewlett-Packard, Texas Instruments, NEC, HTC, Microsoft and others. BSQUARE is one of Microsoft’s largest value-added partners worldwide for Windows Embedded software, a Gold-level Systems Integrator of the year and a leading Windows Mobile solutions provider for Smartphone and Pocket PC. BSQUARE is a Texas Instruments-licensed Independent OMAP™ (Open Multimedia Application Platform) Technology Center. The company’s SDIO Now! technology has been adopted by over 75 top-tier smart device makers. For more information, visit BSQUARE at www.bsquare.com or call 888-820-4500.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to our projected financial results and proprietary products strategy. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Our forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially from those projected. Factors that could affect our actual results include a decline in the market for our products, technology licenses and services; a decline in the market for Windows-based or other smart devices or the failure of this market to develop as anticipated; adverse changes in macro-economic conditions; our ability to successfully implement, execute and make adjustments in our business strategy, business model or product offerings to meet the needs of our current, new and potential customers; risks associated with the effects of our restructurings; our ability to successfully support our operations; competition; and intellectual property risks. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE’s Annual Report on Form 10-K for the year ended December 31, 2003 in the section entitled “Risk Factors” and in our subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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